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                                                                 EXHIBIT 10.5(i)



                             GRANT OF STOCK OPTIONS
                                    UNDER THE
                CRYSTAL MEDICAL PRODUCTS, INC. STOCK OPTION PLAN


                  This Grant is delivered by Crystal Medical Products, Inc. (the "Company") to Marvin Sears ("Sears"), its Executive Vice President and Chief Scientific Officer, as of September 1, 1998 (the "Grant Date").

                  WHEREAS, the Company's Board of Directors (the "Board"), has adopted, subject to shareholder approval, the Crystal Medical Products, Inc. Stock Option Plan (the "Plan"); and

                  WHEREAS, the Plan provides that officers and key employees of the Company may be granted options for the purchase of shares of the Company's common stock, $.01 par value ("Company Stock"), in accordance with the terms and provisions of the Plan; and

                  WHEREAS, the Board considers Sears eligible for a grant of options under the Plan, and has determined that it would be in the best interests of the Company to grant options to him;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.       GRANT OF OPTIONS.

         Subject to the terms and conditions set forth herein, the Company, with the approval and at the direction of the Board, hereby grants to Sears, as of the Grant Date, options for a total of 500,000 shares, consisting of one (1) incentive stock option to purchase up to 83,335 shares of Company Stock (Option No. 1) and five (5) incentive stock options to purchase up to 83,333 shares of Company Stock per Option (Option Nos. 2 through 6), at a price of $1.00 per share (the fair market value as of the Grant Date). (Option Nos. 1 through 6 shall be collectively referred to as the "Options". The shares of Company Stock purchasable upon exercise of each Option shall be collectively referred to as the "Option Shares".) The Options are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       EXERCISABILITY OF OPTIONS.

         Subject to the limitations provided herein, the Options shall become exercisable as follows:

Option No. 1:     on and after January 31, 1999
Option No. 2:     on and after January 31, 2000
Option No. 3:     on and after January 31, 2001
Option No. 4:     on and after January 31, 2002
Option No. 5:     on and after January 31, 2003
Option No. 6:     on and after January 31, 2004
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         The Board may accelerate the exercise date of any Option at any time and for any reason, including, but not limited to, a "change in control" (as defined in the Plan). In addition, if Sears ceases to be employed by the Company
(i) after a public offering, and within five (5) years of the Grant Date, due to death, disability or termination by the Company for any reason other than cause, or (ii) five (5) or more years after the Grant Date for any reason, the exercise date of any Option that is not otherwise exercisable shall be accelerated to the date Sears' employment terminates. If the aggregate fair market value (as of the Grant Date) of Option Shares as to which Options are exercisable for the first time in any calendar year is deemed to exceed $100,000, then the Options, as to the excess, shall be treated as nonqualified stock options, not intended to qualify under Section 422 of the Code.

3.       TERMINATION OF OPTIONS.

         All exercisable options shall terminate unless exercised before the earliest of the following dates:

         (a)      August 31, 2008;

         (b) Ninety (90) days after Sears ceases to be employed by the Company for any reason other than death or disability (as defined in the Plan);

         (c) One year after termination of Sears' employment due to death or disability;

         (d) One year after Sears' death if he dies within ninety (90) days of termination of his employment.

4.       EXERCISE OF OPTIONS.

         Sears may exercise any of the Options with respect to all or any part of the Option Shares then exercisable by giving the Board written notice of intent to exercise specifying: the Option being exercised; the number of shares as to which the Option is exercised; and the date to complete the exercise (the "Notice").

         Provided full payment therefor has been received and all legal requirements applicable to the issuance or transfer of such shares have been complied with to its satisfaction, the Board, on the exercise date specified in the Notice, or as soon thereafter as practicable, shall cause to be delivered to Sears certificate(s) for the Option Shares then being purchased. Such certificate(s) may be for authorized and unissued or reacquired shares of Company Stock.

5.       SHAREHOLDERS' AGREEMENT; OTHER INSTRUMENTS.

         As a condition to the delivery of any Option Shares to be distributed to him, Sears agrees to execute any shareholders' agreement and such other documents and instruments required by applicable federal and state securities laws or which the Board deems appropriate or desirable.

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6.       FAIR MARKET VALUE.

         As used herein, the "fair market value" of an Option Share as of the Grant Date shall be the value as determined by the valuation of Howard Lawson & Co. attached hereto.

7.       NONTRANSFERABILITY OF OPTIONS.

         Options granted hereunder shall not be transferable by Sears except by will or the laws of descent and distribution. If Sears dies, his personal representative or any other person entitled to succeed his rights may exercise such rights upon satisfactory proof to the Company of the right to receive the Option under Sears' will or the applicable laws of descent and distribution. Any other attempt by Sears to alienate, assign, pledge, hypothecate or otherwise dispose of any of the Options, or the levy of any attachment, execution or similar process upon the rights conferred hereunder, shall terminate such Options.

8.       STOCKHOLDER RIGHTS.

         Sears shall have the rights and privileges of a stockholder of the Company with respect to any Option Share only after exercise of the Option with respect thereto and delivery of such Option Share pursuant to Section 4 hereof.

9.       EMPLOYMENT NOT AFFECTED.

         Neither the granting of the Options, nor their exercise, shall be construed as granting Sears any right to continuing employment with the Company.

10.      AMENDMENT OF GRANT.

         The Board may amend this Grant at any time if it determines, in its sole discretion, that such amendment is necessary or advisable in light of any modification of the Code (or the Treasury Regulations promulgated thereunder), any federal or state securities law or any other law or regulation which applies to the Options. Other amendments to the Grant may be made only in a writing signed by the Company and Sears.

11.      NOTICE.

         Any notice required hereunder or under the Plan shall be sent to the appropriate party, at the address indicated below, by hand delivery or certified mail -

to the Company's Board:    Board of Directors
                           Crystal Medical Products, Inc.
                           Attention: Herbert Lotman, Chairman
                           321 Spruce Street
                           525 Bank Towers
                           Scranton, PA 18503

            copies to:     George Ginader, CPA
                           Ginader Jones & Co.

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                           321 Spruce Street
                           525 Bank Towers
                           Scranton, PA 18503

                                and

                           John W. Pelino, Esq
                           Pelino & Lentz, P.C.
                           One Liberty Place - 32nd Floor
                           1650 Market Street
                           Philadelphia, PA 19103-7393

          to Sears:        Marvin Sears
                           952 Pond Meadow Road
                           Westbrook, CT 06498-0551

12.      INCORPORATION OF PLAN BY REFERENCE.

         These Options are granted pursuant to the terms of the Plan (which is incorporated herein by reference), and the Options shall in all respects be subject to, and interpreted in accordance with, the Plan, including, but not limited to, its provisions relating to adjustments of and changes to the stock of the Company, change in control and public offering. The Board shall interpret and construe the Plan and this Grant instrument, and its interpretations and determinations shall be binding and conclusive on Sears.

13.      GOVERNING LAW.


         The validity, construction, interpretation and effect of this instrument shall be exclusively governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, except to the extent preempted by federal law.

                  IN WITNESS HEREOF, the parties hereto have executed this instrument as of the day and year first written above.


                                    CRYSTAL MEDICAL PRODUCTS, INC.



                                    By:   /s/ Herbert Lotman, Chairman
                                       ----------------------------------------


                                    Accepted and Agreed To By:


                                     /s/ Marvin Sears
                                    -------------------------------------------
                                    Marvin Sears

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